                                                                     EXHIBIT 24

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Meridian Medical Technologies, Inc. a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints James H. Miller, Dennis P. O'Brien, Steven Kaplan, Richard E. Baltz and Virginia W. Liao and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him and her on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form, all amendments (including post-effective amendments) thereto and any related registration statement filed in accordance with Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, par value $0.10 per share, of the Corporation issuable pursuant to the Corporation's Employee Stock Purchase Plan, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS HEREOF, the undersigned director and/or officer has hereunto set his or her hand and seal, as of the date specified.

Signature                               Title                                     Date
---------                               -----                                     ----
/s/ James H. Miller                     Chairman of the Board,                    January 11, 2001
------------------------                President and CEO (Principal Executive
James H. Miller                         Officer)

/s/ Dennis P. O'Brien                   Vice President and Chief Financial        January 11, 2001
------------------------                Officer (Principal Financial and
Dennis P. O'Brien                       Accounting Officer)

/s/ Bruce M. Dresner                    Director                                  January 11, 2001
------------------------
Bruce M. Dresner

/s/ Robert G. Foster                    Director                                  January 11, 2001
------------------------
Robert G. Foster

                                        Director                                  January 11, 2001
------------------------
E. Andrews Grinstead, III

/s/ David L. Lougee                     Director                                  January 11, 2001
------------------------
David L. Lougee